         EXHIBIT 99.1

HELIX ENERGY SOLUTIONS GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements and accompanying financial information of Helix Energy Solutions Group, Inc. (“Helix” or “the Company”) as of March 31, 2013 and for the three-month period ended March 31, 2013 and for the year ended December 31, 2012 (the “Pro Forma Statements”), which have been prepared by the Company’s management, are derived from (a) the audited consolidated financial statements of Helix as of and for the year ended December 31, 2012, as included in its Annual Report on Form 10-K;(b) the unaudited condensed consolidated financial statements of Helix as of and for the three-month period ended March 31, 2013 included in its Quarterly Report on Form 10-Q; and (c) unaudited information related to our our Express and Caesar pipelay vessels and the related pipelay equipment.

The Pro Forma Statements illustrate the effect on Helix’s historical financial position and results of operations of Helix’s decision to sell its pipelay vessels and cease various related operations. The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what Helix’s financial position or results of operations would have been had the sale or discontinuance of related activities been completed on the dates indicated or the financial position or results of operations for any future date or period.  The unaudited pro forma condensed balance sheet was prepared assuming the dispositions of the pipelay vessels, the Express and the Caesar and related pipelay equipment, had occurred on March 31, 2013.   The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the three-month period ended March 31, 2013 were prepared assuming the dispositions  had occurred on January 1, 2012.  The Pro Forma Statements, including the related unaudited adjustments that are described in the accompanying notes, are based on available information and certain assumptions that we believe are reasonable in connection with these planned dispositions.   These assumptions are subject to change (see Notes to Unaudited Pro Forma Condensed Consolidated Financial Information).

The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in Helix’s Annual Report on Form 10-K for the year ended December 31, 2012 and in Helix’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

HELIX ENERGY SOLUTIONS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
At MARCH 31, 2013

	As Reported	Adjustments		Pro Forma for Vessel Sale Transactions

ASSETS
Current assets:
Cash and cash equivalents	$625,650	$238,250	a,b	$690,007
		(123,893)	a
		(50,000)	a
Accounts receivable:
Trade, net of allowance for uncollectible accounts of $4,844	142,793	-		142,793
Unbilled revenue	29,392	-		29,392
Costs in excess of billing	5,438	-		5,438
Other current assets	61,189	-		61,189
Total current assets	864,462	64,357		928,819
Property and equipment	2,115,321	(442,311)	b	1,673,010
Less accumulated depreciation	(582,594)	214,948	b	(367,646)
Property and equipment, net	1,532,727	(227,363)	b	1,305,364
Other assets:
Equity investments	165,452	-		165,452
Goodwill	61,732	-		61,732
Other assets, net	41,958	-	b	41,958
Total assets	$2,666,331	$(163,006)		$2,503,325

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$100,553	$-		$100,553
Accrued liabilities	122,024	(50,000)	a	72,024
Income tax payable	35,797	35,080	b	70,877
Current maturities of long-term debt	10,247	-		10,247
Total current liabilities	268,621	(14,920)		253,701
Long-term debt	687,461	(123,893)	a	563,568
Deferred tax liabilities	290,102	(31,270)	b	258,832
Other long-term liabilities	14,976	-		14,976
Total liabilities	1,261,160	(170,083)		1,091,077

Commitments and contingencies
Shareholders' equity:
Common stock, no par, 240,000 shares authorized, 105,333 shares issued, respectively	935,463	-		935,463
Retained Earnings	477,925	7,077	b	485,002
Accumulated other comprehensive loss	(33,986)	-		(33,986)
Total controlling interest shareholders' equity	1,379,402	7,077		1,386,479
Noncontrolling interest	25,769	-		25,769
Total equity	1,405,171	7,077		1,412,248
Total liabilities and shareholders' equity	$2,666,331	$(163,006)		$2,503,325

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

HELIX ENERGY SOLUTIONS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDING MARCH 31, 2013

	As Reported	Adjustments		Pro Forma for Vessel Sale Transactions

Net revenues	$197,429	$(25,381)	c	$173,430
		1,382	d
Cost of sales	144,862	(21,251)	c	124,937
		1,326	d

Gross profit	52,567	(4,074)		48,493

Loss on commodity derivative contracts	(14,113)	-		(14,113)
Selling, general and administrative expenses	(23,216)	-		(23,216)
Income from operations	15,238	(4,074)		11,164
Equity in earnings of investments	610	-		610
Net interest expense	(10,323)	1,029	e	(9,294)
Loss on early extinguishment of long-term debt	(2,882)	-		(2,882)
Other income (expense), net	(3,684)	-		(3,684)
Other income - oil and gas	2,818	-		2,818
Income (loss) before income taxes	1,777	(3,045)		(1,268)
Provision (benefit) for income taxes	443	(1,066)	f	(623)
Net income (loss), including noncontrolling interests	1,334	(1,979)		(645)
Income from discontinued operations, net of tax	1,058	-		1,058
Net income (loss), including noncontrolling interests	2,392	(1,979)		413
Less net income applicable to noncontrolling interests	(777)	-		(777)
Net income (loss) applicable to Helix	$1,615	$(1,979)		$(364)

Basic earnings (loss) per share of common stock:
Continuing operations	$0.01			$(0.01)
Discontinued operations	0.01			0.01
Net income per common share	$0.02			$0.00

Diluted earnings (loss) per share of common stock:
Continuing operations	$0.01			$(0.01)
Discontinued operations	0.01			0.01
Net income per common share	$0.02			$0.00

Weighted average common shares outstanding:
Basic	105,032			105,032
Diluted	105,165			105,032

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

HELIX ENERGY SOLUTIONS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDING DECEMBER 31, 2012

	Sale of Caesar, Express and Related Pipelay Equipment
	As Reported	Adjustments		Pro Forma for Vessel Sale Transactions	Sale of Interpid to Unrelated Third Party l		As Adjusted to Eliminate Pipelay Vessels

Net revenues	$846,109	$(151,818)	g	$708,202	$(16,031)	m	$693,303
		13,911	h		1,132	n
Cost of sales:
Cost of sales	619,059	(103,960)	g	527,661	(18,872)	m	509,613
		12,562	h		824	n
Impairments	177,135	(157,765)	i	19,370	(14,590)	o	4,780
Total cost of sales	796,194	(249,163)		547,031	(32,638)		514,393

Gross profit	49,915	111,256		161,171	17,739		178,910

Loss on sale of assets, net	(13,476)	-		(13,476)	12,933	o	(543)
Non-hedge loss on commodity derivative contracts	(10,507)	-		(10,507)	-		(10,507)
Selling, general and administrative expenses	(94,415)	-		(94,415)	-		(94,415)
Income (loss) from operations	(68,483)	111,256		42,773	30,672		73,445
Equity in earnings of investments	8,434	-		8,434			8,434
Net interest expense	(48,160)	4,652	j	(43,508)	164	p	(43,344)
Loss on early extinguishment of long-term debt	(17,127)	-		(17,127)	-		(17,127)
Other income (expense), net	(625)	-		(625)	-		(625)
Income (loss) before income taxes	(125,961)	115,908		(10,053)	30,836		20,783
Provision (benefit) for income taxes	(59,158)	40,568	k	(18,590)	10,792	q	(7,798)
Income (loss) from continuing operations	(66,803)	75,340		8,537	20,044		28,581
Income from discontinued operations, net of tax	23,684	-		23,684	-		23,684
Net income (loss), including noncontrolling interests	(43,119)	75,340		32,221	20,044		52,265
Less net income applicable to noncontrolling interests	(3,178)	-		(3,178)	-		(3,178)
Net income (loss) applicable to Helix	(46,297)	75,340		29,043	20,044		49,087
Preferred stock dividends	(37)	-		(37)	-		(37)
Net income (loss) applicable to Helix common shareholders	$(46,334)	$75,340		$29,006	$20,044		$49,050

Basic earnings (loss) per share of common stock:
Continuing operations	$(0.67)			$0.28			$0.47
Discontinued operations	0.23			0.23			0.23
Net income (loss) per common share	$(0.44)			$0.51			$0.70

Diluted earnings (loss) per share of common stock:
Continuing operations	$(0.67)			$0.27			$0.46
Discontinued operations	0.23			0.23			0.23
Net income (loss) per common share	$(0.44)			$0.50			$0.69

Weighted average common shares outstanding:
Basic	104,449			$104,449			104,449
Diluted	104,449			$104,895			104,895

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

HELIX ENERGY SOLUTIONS GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Pro Forma Financial Information Assumptions

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 reflects the following adjustments.

a.	The net proceeds associated with disposition of the Caesar, Express and related pipelay equipment from the sales transaction with Coastal Trade Limited (in thousands):

Gross proceeds1	$238,250
Less deposit previously received	(50,000)
Repayment of Term Loan Debt 2	(123,893)
Net proceeds at closing of vessel sales	$64,357

1.
The contractual sales price pursuant to the Pipelay Asset Sales Agreement (the “PSA Agreement”).  In connection with the execution of the PSA Agreement, the purchaser made a $50 million deposit to the Company, the proceeds of which were to be allocated 60% to the sales price upon the closing of the Caesar and 40% upon the closing of the Express.  For more information regarding the PSA Agreement see Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2012.

2.
Pursuant to the terms of Helix’s then existing Credit Agreement, the Company was required to use a minimum of 60% of any after-tax proceeds from the disposition of the Caesar, Express and related pipelay equipment, to make mandatory prepayments of amounts outstanding under its Term Loan.   See Note 7 “Long Term Debt” of Helix Annual Report on Form 10-K for additional disclosure related to its then existing Credit Agreement and the requirement to make prepayments of the term loan debt in certain circumstances.

b.
Record the sale of the Caesar, Express and related pipelay equipment.  This reflects the sale proceeds from the transaction, the write off of remaining net book value of the assets and the recording of the appropriate income tax position by reversing the existing deferred income tax liability and establishing the correct current income tax payable. The entry is as follows (in thousands):

Gross proceeds	$238,250
Property and equipment, net	(227,363)
Income tax payable	(35,080)
Deferred income tax liability	31,270
Retained earnings	7,077

The unaudited pro forma condensed consolidated statement of operations for the three-month period ending March 31, 2013 reflects the following adjustments.

c.
To reverse the direct operating results of the Caesar, Express and related pipelay equipment.  This reflects the elimination of revenues and direct cost of sales in the performance of services for unrelated third parties.

d.
To eliminate the inter-company revenues and direct cost of sales associated with services that the other consolidated subsidiaries of Helix rendered to the Caesar and Express.  If the disposition were assumed to have occurred on January 1, 2012 then these subsidiaries would not have been related parties and the amounts would not have been eliminated from our consolidated results.

e.
This amount represents the assumed interest savings associated with the requirement to use a minimum of 60% of the net after-tax proceeds from the sale to repay a portion of Helix’s then existing term loan debt.    For purposes of this calculation it was assumed Helix would repay $123.9 million of its term loan debt.   Helix had an average annual interest rate of approximately 3.3% for its term loan in for the three-month period ended March 31, 2013.

f.
Represents adjustment to income tax expense on the historical revenues and direct cost of sales associated with the sale of Caesar, Express and related pipelay equipment, and the pro forma adjustments calculated using the 35% U.S. federal corporate income tax rate.

The unaudited pro forma condensed consolidated statement of operations for the year ending December 31, 2012 reflects the following adjustments.

g.
To reverse the direct operating results of the Caesar, Express and related pipelay equipment.  This reflects the elimination of revenues and direct cost of sales in the performance of services to unrelated third parties.

h.
To eliminate the inter-company revenues and direct cost of sales associated with services that the other consolidated subsidiaries of Helix rendered to the Caesar and Express.  If the dispositions were assumed to have occurred on January 1, 2012 then these subsidiaries would not have been related parties and such amounts would not have been eliminated from our consolidated results.

i.
To eliminate the impairment charge that was recorded in October 2012 to reduce the carrying cost of the Caesar to its announced sales price.   If the disposition  was assumed to have occurred on January 1, 2012 this charge would have been reflected in the loss on the sale of the Caesar at that time.

j.
This amount represents the assumed interest savings associated with the requirement to use a minimum of 60% of the net after-tax proceeds from the sale to repay a portion of Helix’s then existing term loan debt.   For purposes of this calculation it was assumed Helix would repay $123.9 million of its term loan debt on January 1, 2012.   Helix had an average annual interest rate of approximately 3.7% for its term loan for the year ended December 31, 2012.

k.
Represents adjustment to income tax expense on the historical revenues and direct cost of sales associated with the sale of Caesar, Express and related pipelay equipment and the pro forma adjustments calculated using the 35% U.S. federal corporate income tax rate.

l.
The column is presented to provide the reader with the pro forma effect from Helix’s previous sale of another pipelay vessel, the Intrepid.    In September 2012, Helix sold the Intrepid for $14.5 million in cash.   See Note 14 of Helix’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 for additional information regarding the sale of the Intrepid.

m.	To reverse the direct operating results of the Intrepid. This reflects the elimination of revenues and direct cost of sales in the performance of services by the vessel for unrelated third parties.

n.
To eliminate the inter-company revenues and direct cost of sales associated with services that the other consolidated subsidiaries of Helix rendered to the Intrepid.  If the transaction was assumed to have occurred on January 1, 2012 then these subsidiaries would not have been related parties and such amounts would not have been eliminated from our consolidated results.

o.
To reverse the impairment charge and loss on the sale of the Intrepid that was recorded during 2012.   If the sale of the Intrepid was assumed to have occurred on January 1, 2012 this would have been incurred at that time.

p.
This amount represents the assumed interest savings associated with the requirement to use a minimum of 60% of the net after tax proceeds from the sale of the Intrepid to repay a portion of Helix’s then existing term loan debt.    For purposes of this calculation it was assumed Helix would repay $5.8 million of its term loan debt.   Helix had an average annual interest rate of approximately 3.7% for its term loan for the year ended December 31, 2012.

q.
Represents adjustment to income tax expense on the historical revenues and direct cost of sales associated with the sale of the Intrepid and the pro forma adjustments calculated using the 35% U.S. federal corporate income tax rate.